UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2008

Atlas Pipeline Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, Atlas Pipeline Holdings, L.P. (“AHD”) entered into a purchase agreement with Atlas America, Inc. to sell 308,109 common units representing limited partner interests in a private transaction exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended. The units were sold at $32.50, the closing price of AHD’s units on the New York Stock Exchange on June 17, 2008, for total proceeds to AHD of approximately $10.0 million. A copy of the purchase agreement is attached hereto as exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Common Unit Purchase Agreement dated June 17, 2008, by and between Atlas Pipeline Holdings, L.P. and Atlas America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2008	ATLAS PIPELINE HOLDINGS, L.P.

	By:	Atlas Pipeline Holdings GP, LLC, its general partner

		By:	/s/ Matthew A. Jones
Chief Financial Officer